UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2010

SELECTICA, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-29637	77-0432030
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1740 Technology Drive, Suite 460

San Jose, CA 95110

(408) 570-9700

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03.	Material Modification to Rights of Security Holders.

As previously reported on Form 8-K, filed November 18, 2009, stockholders of Selectica, Inc. (the “Company”) approved a certificate of amendment to Article IV of the Second Amended and Restated Certificate of Incorporation of the Company (the “Amendment”) at the Company’s annual meeting of stockholders on November 12, 2009. The Amendment permits the Company’s Board of Directors (the “Board”) to approve a reverse stock split of the Company’s Common Stock in the range of 1-for-2 to 1-for-20 and is described further in the Company’s Definitive Proxy Statement filed October 14, 2009. On February 9, 2010, the Amendment was filed with the Delaware Secretary of State.

On February 4, 2010, in accordance with the authority granted in the Amendment, the Board approved a reverse stock split of 1-for-20 shares of the Company’s Common Stock (the “Reverse Stock Split”). Existing shares of the Company’s Common Stock (the “Old Common Stock”) shall be reclassified such that each 20 shares of Old Common Stock outstanding immediately prior to the effective time of the Reverse Stock Split shall be reclassified into one share of new Common Stock (the “New Common Stock”). The Reverse Stock Split shall become effective February 24, 2010. Following the completion of the Reverse Stock Split, the company’s transfer agent will aggregate all of the fractional shares that otherwise would have been issued as a result of the reverse stock split and sell those shares. Stockholders who would otherwise hold a fractional share of the company’s common stock will receive a cash payment in lieu of such fractional share equal to their pro rata share of the proceeds received by the transfer agent from such sale.

Each stockholder’s percentage ownership of the Company and proportional voting power will remain unchanged after the Reverse Stock Split becomes effective, except for changes resulting from the treatment of fractional shares as described above. The number of authorized shares and par value of the Company’s Common Stock will remain the same, with the number of shares of Common Stock authorized to be issued equal to one hundred and fifty million (150,000,000), par value $0.0001 per share, and the number of shares of Preferred Stock authorized to be issued equal to ten million (10,000,000), par value $0.0001 per share.

Trading of the Company’s Common Stock on the NASDAQ Global Market on a split-adjusted basis will be begin on February 25, 2010. The new CUSIP for the Company’s Common Stock will be 816288203.

The Company issued a press release of February 9, 2010 announcing the Reverse Stock Split. A copy of that press release is furnished as Exhibit 99.1 to this report.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

Exhibit 99.1	Press Release of Selectica, Inc., dated February 9, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELECTICA, INC.

DATE: February 9, 2010	By:	/s/ TODD SPARTZ
Todd Spartz
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit

Exhibit 99.1	Press Release of Selectica, Inc., dated February 9, 2010